UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2018 (February 16, 2018)

BIOSPECIFICS TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-34236	11-3054851
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Wilbur Street	11563
Lynbrook, NY
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 516.593.7000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c)) Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Introductory Comment

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to BioSpecifics Technologies Corp.

Item 8.01   Other Events

On February 16, 2018, the Company filed a Current Report on Form 8-K (the “Original Filing”) providing the time and place of the Company’s 2018 annual meeting of stockholders (the “Annual Meeting”) as well as the record date for the Annual Meeting. This amendment to the Original Filing is being filed for the purpose of correcting a scrivener’s error with regard to the record date for the Annual Meeting, and should be read in conjunction with the Original Filing. The record date for the Annual Meeting will be April 20, 2018. All stockholders of record as of April 20, 2018 will be entitled to vote at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2018

BioSpecifics Technologies Corp.

By:	/s/ Thomas L. Wegman
Name: Thomas L. Wegman
Title: President